Exhibit 4.3

Execution Copy

GUARANTEE

by

BAXTER INTERNATIONAL INC.

in favor of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee under the Indenture with respect to the Securities Specified Below of

BAXALTA INCORPORATED

Floating Rate Senior Notes due 2018

2.000% Senior Notes due 2018

2.875% Senior Notes due 2020

3.600% Senior Notes due 2022

4.000% Senior Notes due 2025

5.250% Senior Notes due 2045

June 23, 2015

GUARANTEE, dated as of June 23, 2015 (as amended from time to time, this “Guarantee”), made by Baxter International Inc., a Delaware corporation (the “Guarantor”), in favor of (a) the Holders of (i) Floating Rate Senior Notes due 2018, (ii) 2.000% Senior Notes due 2018, (iii) 2.875% Senior Notes due 2020, (iv) 3.600% Senior Notes due 2022, (v) 4.000% Senior Notes due 2025 and (vi) 5.250% Senior Notes due 2045 (collectively, the “Securities”), each of Baxalta Incorporated, a Delaware corporation (the “Issuer”), and (b) The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), as trustee under the Indenture with respect to the Securities dated as of the date hereof (as amended, modified or otherwise supplemented from time to time, the “Indenture”), between the Issuer and the Trustee. Capitalized terms not defined in this Guarantee shall have the meanings given to them in the Indenture.

WITNESSETH:

Section 1. Guarantee.

(a) The Guarantor hereby unconditionally guarantees to the Holders from time to time of the Securities and to the Trustee the full and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, on and interest on each series of Securities and any other amounts due and payable with respect to the Securities under Section 7.07 of the Indenture (collectively, the “Obligations”), according to the terms of the Securities and as set forth in the Indenture, as applicable, in each case subject to any applicable grace period or notice requirement or both. The guarantee hereunder constitutes a guarantee of payment and not of collection.

(b) The Guarantor understands that the Issuer plans to file a registration statement under the Securities Act of 1933, as amended, relating to debt securities of the Issuer with terms substantially identical to the Securities (the “Exchange Securities”) which shall be offered in exchange for the Securities (the “Exchange Offer”). The Guarantor agrees that, unless this Guarantee has been terminated and released prior to the completion of such Exchange Offer, all references herein to the “Securities” shall include such Exchange Securities.

Section 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture and the Securities, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Holders of the Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture, the Securities or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture; or

(c) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer or a guarantor (other than a defense of payment in full and other than as set forth in Section 3 hereof).

The obligation of the Guarantor to make any payment hereunder may be satisfied by causing the Issuer to make such payment.

Section 3. Termination of Guarantee.

(a) This Guarantee shall automatically terminate and be released, and the obligations of the Guarantor under this Guarantee shall cease to exist, with respect to a particular series of Securities, upon payment in full of the Obligations with respect to such series of Securities.

(b) Unless earlier terminated and released pursuant to Section 3(a), this Guarantee shall automatically and unconditionally terminate and be released, and all obligations of the Guarantor under this Guarantee shall automatically cease to exist, without any further action from the Trustee, any Holder of Securities or any other Person, upon the earliest to occur of (i) the distribution by the Guarantor to its shareholders of more than 80% of the outstanding shares of the Issuer’s common stock (with cash in lieu of any fractional shares) (the “Distribution”) or (ii) with respect to any series of Securities, the consummation of a satisfaction and discharge, a legal defeasance or a covenant defeasance relating to such series of Securities in accordance with the provisions of the Indenture. Pursuant to the terms of the Indenture and the Securities, each Holder of the Securities shall be deemed to consent to such automatic termination and release, without any action on the part of the Trustee or any Holder of the Securities or any other person, upon the Distribution, satisfaction and discharge, legal defeasance or covenant defeasance, as applicable. If the Parent Guarantee has been terminated and released, the Guarantor shall deliver to the Trustee and to the Issuer written notice of such termination and release, stating the basis for such termination and release in reasonable detail, and that such release complies with this Guarantee and the Indenture. The Trustee shall send a copy of such notice to the Holders of the Securities promptly following receipt.

Section 4. Waiver; Subrogation.

(a) The Guarantor hereby waives notice of acceptance of this Guarantee, diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Securities or the indebtedness evidenced thereby and all demands whatsoever.

(b) The Guarantor shall be subrogated to all rights of the Trustee or the Holders of any Securities against the Issuer in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor waives any right to enforce, or to receive any payments arising out of, or based upon, such right of subrogation until all Obligations shall have been paid in full. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Guarantee and that the waiver set forth in this Section 4(b) is knowingly made in contemplation of such benefits.

(c) The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes a senior unsecured, unsubordinated obligation of the Guarantor ranking pari passu with all existing and future senior indebtedness of the Guarantor and senior in right of payment to all existing and future subordinated indebtedness of the Guarantor.

Section 5. No Waiver; Remedies.

(a) No failure on the part of the Trustee or any Holder of any series of Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

(b) The rights of the Holders of the Securities to enforce or institute any action under this Guarantee, or to direct the Trustee to do so, shall be subject to the terms of the Indenture (including Section 6.05 thereof) as if this Guarantee were set forth therein.

Section 6. Transfer of Interest. This Guarantee shall be binding upon the Guarantor and its successors and assigns, and shall inure to the benefit of and be enforceable by any Holder of Securities, the Trustee, and by their respective successors, transferees and assigns, pursuant to the terms hereof. This Guarantee shall not be deemed to create any right in, or to be in whole or in part for the benefit of, any other person.

Section 7. Amendment.

(a) Subject to Section 7(c), with the prior written consent of the Issuer, the Guarantor and the Trustee may amend this Guarantee at any time for any purpose without the consent of any Holder of Securities of any series; provided, however, that if such amendment adversely affects the rights of the Holders of any series of Securities in any material respect, the prior written consent of each Holder of each affected series of Securities shall be required.

(b) No amendment or modification in respect of this Guarantee will be effective unless in writing and executed by each of the parties hereto.

(c) The Trustee shall be entitled to receive and fully rely upon (subject to Section 7.01 of the Indenture) (A) an Opinion of Counsel and an Officers’ Certificate of the Issuer and the Guarantor as to whether or not the rights of the Holders of Securities would be adversely affected in any material respect by any amendment to the Guarantee and (B) an Opinion of Counsel and an Officers’ Certificate stating that the execution of such amendment is authorized or permitted by this Guarantee and the Indenture. The Trustee shall not be obligated to enter into any amendment which adversely affects in any material respect the Trustee’s own rights, duties or immunities under the Guarantee in a manner which is not reasonably acceptable to the Trustee.

Section 8. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

Section 9. No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Guarantor, as such, shall not have any liability for any obligations of the Guarantor under this Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation.

Section 10. Reports by Guarantor.

(a) The Guarantor shall file with the Trustee and the Securities and Exchange Commission (the “Commission”), and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act of 1939, as amended (the “TIA”) at the times and in the manner provided pursuant to the TIA; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be filed with the Trustee within 15 days after the same is so filed with the Commission. Documents or other information required to be delivered by the Guarantor to the Trustee pursuant to this Guarantee may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date on which such documents or other information, or one or more annual or quarterly or other reports or proxy statements containing such documents or other information, are posted, or a link thereto is provided, on the website of the Securities and Exchange Commission at http://www.sec.gov or on the website of the Guarantor at http://www.baxter.com.

(b) If the Guarantor is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Guarantor shall furnish to all Holders of the Securities, for so long as such Securities constitute “restricted securities” under Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), and prospective purchasers of such Securities designated by the Holders thereof, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act.

(c) Delivery of such statements, reports, notices and other information and documents to the Trustee pursuant to any of the provisions of this Section 10 is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or Guarantor’s compliance with any of its covenants hereunder or under the Indenture (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 11. Separability. In case any provision in this Guarantee shall be invalid, illegal or unenforceable, (i) the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the fullest extent permitted by law and (ii) the Guarantor and the Trustee shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 12. Headings. The section headings of this Guarantee have been inserted for convenience of reference only, are not to be considered a part of this Guarantee and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13. Notices, Etc., to the Guarantor. Any request, demand, authorization, direction, notice, consent, waiver or other action of Holders or other document provided or permitted by this Guarantee to be made upon, given or furnished to, or filed with, the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or by any courier guaranteeing overnight delivery, to the Guarantor addressed to the address last furnished in writing to the Trustee by the Guarantor, or, if no such address has been furnished, to Treasurer, Baxter International Inc., One Baxter Parkway, Deerfield, Illinois 60015. All requests and other communications shall be deemed to have been duly given three business days after being deposited in the mail if mailed postage prepaid; and on the next business day if timely delivered to an air courier guaranteeing overnight delivery.

Section 14. Rights of the Trustee. The Trustee shall have no duties under this Guarantee other than those expressly set forth herein, and in entering into or in taking (or forbearing from) any action under or pursuant to the Guarantee, the Trustee shall have and be protected by all of the rights, powers, immunities, indemnities and other protections granted to it under the Indenture. This Guarantee has been agreed and accepted by the Trustee in its capacity as Trustee under and pursuant to the terms of the Indenture, and the directions of the Issuer and the Holders of the Securities therein. The Trustee makes no representations and shall not be responsible in any manner whatsoever for, or in respect of, the validity or sufficiency of this Guarantee or for, or in respect of, the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantor, and the Trustee assumes no responsibility for the same.

Section 15. Counterparts. This Guarantee may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Guarantee and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Guarantee as to the parties hereto and may be used in lieu of the original Guarantee for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BAXTER INTERNATIONAL INC.

By:	/s/ Todd S. Young
Name:	Todd S. Young
Title:	Corporate Vice President and Treasurer

Agreed and Accepted:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee under the Indenture

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

[Signature Page to Baxter Guarantee]